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                                                                 EXHIBIT 8(a)(2)

                                   AMENDMENT
                                     TO THE
                TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

     WHEREAS, Financial Data Services, Inc. ("FDS") and Merrill Lynch Healthcare Fund, Inc.(the "Fund") entered into a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement effective August 1, 1987 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement to reflect changes in compensation payable to FDS for certain services under the Agreement.

     NOW, THEREFORE, FDS and the Fund hereby amend the Agreement as follows:

     1. The parties agree that, in order to more accurately reflect the conduct of their business relationship, Paragraph 3(f) of the Agreement shall be amended to read in its entirety: "Notwithstanding anything in the foregoing provisions of this paragraph, FDS agrees to perform its functions thereunder subject to such modification, delegation, or assignment (whether in respect of particular cases or in any particular class of cases) as may from time to time be agreed in a writing signed by both parties."

     2. The parties agree that the compensation payable in connection with certain accounts will be modified. Pursuant to Section 4 of the Agreement, the compensation payable to FDS on services for such accounts is set forth in the Amended and Restated Schedule of Fees attached to this Amendment, which shall become a part of the Agreement and shall be effective as of July 1, 2001.

     IN WITNESS HEREOF, the parties hereto have executed this Amendment as of this first day of July, 2001.


Merrill Lynch Healthcare Fund, Inc.

By:    /s/ Donald C. Burke
       ---------------------------------

Name:  Donald C. Burke
       ---------------------------------

Title: Vice President and Treasurer
       -------------------------------------



FINANCIAL DATA SERVICES, INC.

By:  /s/ Sharon L. Hockersmith
     ---------------------------------------
     Sharon L. Hockersmith
     Vice President